As filed with the Securities and Exchange Commission on March 2, 2006.
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE SHAW GROUP INC.
(Exact name of issuer as specified in its charter)

Louisiana	72-1106167
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of Principal Executive Offices) (Zip Code)
The Shaw Group Inc.
2001 Employee Incentive Compensation Plan
and
The Shaw Group Inc.
2005 Non-Employee Director Stock Incentive Plan
(f/k/a 1996 Non-Employee Director Stock Option Plan)
(Full Title of the Plans)
Gary P. Graphia
Secretary and General Counsel
4171 Essen Lane
Baton Rouge, LA 70809
(Name and address of agent for service)
(225) 932-2500
(Telephone number, including area code, of agent for service)

Copy to:
J. Michael Robinson, Jr.
Kantrow, Spaht, Weaver & Blitzer
(A Professional Law Corporation)
P.O. Box 2997
Baton Rouge, LA 70821-2997
(225) 383-4703
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered	per share (4)	offering price (4)	registration fee
Common stock, no par value (5)	4,000,000 shares (1)(3) 153,000 shares (2)(3)	$ 34.00	$ 141,202,000.00	$ 15,108.61

(1)	An aggregate of 5,500,000 shares of common stock issuable pursuant to the terms of the registrant’s 2001 Employee Incentive Compensation Plan were previously registered pursuant to (i) a Registration Statement on Form S-8 (File No. 333-62856); (ii) a Registration Statement on Form S-8 (File No. 333-105520); and (iii) a Registration Statement on Form S-8 (File No. 333-115154).

(2)	The registrant’s 1996 Non-Employee Director Stock Option Plan has been amended and restated as of January 27, 2006, and is now titled as the registrant’s “2005 Non-Employee Director Stock Incentive Plan”. An aggregate of 300,000 shares of common stock issuable pursuant to the terms of the registrant’s 2005 Non-Employee Director Stock Incentive Plan (f/k/a/ the 1996 Non-Employee Director Stock Option Plan) were previously registered on (i) a Registration Statement on Form S-8 (File No. 333-36315); (ii) a Registration Statement on Form S-8 (File No. 333-62852); and (iii) a Registration Statement on Form S-8 (File No. 333-115154).

(3)	There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the registrant’s 2001 Employee Incentive Compensation Plan and the registrant’s 2005 Non-Employee Director Stock Incentive Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.

(4)	Based upon total of 4,153,000 shares of common stock. Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed based on the average of the high and low sale prices of the common stock reported on the New York Stock Exchange on March 1, 2006.

(5)	Includes preferred share purchase rights. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing shares of the common stock, and will be transferred only with shares of the common stock. The value, if any, attributable to the rights is included in the market price of the common stock.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Kantrow, Spaht, Weaver & Blitzer
Consent of Ernst & Young LLP
Notice concerning Arthur Anderson LLP

EXPLANATORY NOTE
     This Registration Statement registers an additional 4,153,000 shares of the registrant’s common stock, no par value per share, which includes (i) 4,000,000 shares issuable pursuant to the registrant’s 2001 Employee Incentive Compensation Plan (the “Employee Plan”) and (ii) 153,000 issuable pursuant to the registrant’s 2005 Non-Employee Director Stock Incentive Plan (formerly, the 1996 Non-Employee Director Stock Option Plan) (the “Director Plan”). Pursuant to General Instruction E of Form S-8, the contents of (a) the registrant’s Registration Statement on Form S-8, SEC File No. 333-62856, which was filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2001 (the “Initial Employee Plan Registration Statement”) and (b) the registrant’s Registration Statement on Form S-8, SEC File No. 333-36315, which was filed with the SEC on September 24, 1997 (the “Initial Director Plan Registration Statement”, and together with the Initial Employee Plan Registration Statement, the “Initial Registration Statements”) are hereby incorporated by reference, including each of the documents filed by the registrant with the SEC and incorporated or deemed incorporated by reference in the Initial Registration Statements.

PART II
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit No.	Description of Document

4.1	Series A Junior Participating Preferred Stock Purchase Rights (incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 30, 2001).

4.2	The Shaw Group Inc. 2001 Employee Incentive Compensation Plan (as amended and restated through January 27, 2006) (incorporated by reference to the designated Exhibit to the Company’s current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2006).

4.3	The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan (as amended and restated through January 27, 2006) (incorporated by reference to the designated Exhibit to the Company’s current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2006).

5.1	Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (filed herewith).

23.1	Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Notice concerning Arthur Andersen LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on March 2, 2006.

THE SHAW GROUP INC.
By:	/s/ Gary P. Graphia
Gary P. Graphia
Secretary and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes Robert L. Belk and Gary P. Graphia and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as Robert L. Belk or Gary P. Graphia deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Robert L. Belk and Gary P. Graphia, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such amendments to this registration statement.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J.M. Bernhard, Jr. J.M. Bernhard, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 2, 2006

/s/ Robert L. Belk Robert L. Belk	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2006

/s/ T.A. Barfield, Jr. T.A. Barfield, Jr.	President and Chief Operating Officer	March 2, 2006

/s/ James F. Barker James F. Barker	Director	March 2, 2006

/s/ L. Lane Grigsby L. Lane Grigsby	Director	March 2, 2006

/s/ Daniel E. Hoffler Daniel E. Hoffler	Director	March 2, 2006

Signature	Title	Date
/s/ David W. Hoyle David W. Hoyle	Director	March 2, 2006

/s/ Albert McAlister Albert McAlister	Director	March 2, 2006

/s/ Charles E. Roemer, III Charles E. Roemer, III	Director	March 2, 2006

/s/ John W. Sinders, Jr. John W. Sinders, Jr.	Director	March 2, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document	Page
4.1	Series A Junior Participating Preferred Stock Purchase Rights (incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 30, 2001).

4.2	The Shaw Group Inc. 2001 Employee Incentive Compensation Plan (as amended and restated through January 27, 2006) (incorporated by reference to the designated Exhibit to the Company’s current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2006).

4.3	The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan (as amended and restated through January 27, 2006) (incorporated by reference to the designated Exhibit to the Company’s current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2006).

5.1	Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (filed herewith).

23.1	Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Notice concerning Arthur Andersen LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

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